Exhibit 99.1
COGNIZANT REPORTS SECOND QUARTER 2022 RESULTS

•Revenue of $4.9 billion grew 7.0% year-over-year, or 9.5% in constant currency1
•Operating Margin of 15.5%, up 30 basis points year-over-year
•Over $1.0 billion deployed on share repurchases and dividends year-to-date
•Operating cash flow of $528 million and free cash flow1 of $485 million
•Full-year 2022 revenue growth guidance 6.3% to 7.3%, or 8.5% to 9.5% in constant currency

TEANECK, N.J., July 27, 2022 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its second quarter 2022 financial results.

“In a period of unprecedented labor market conditions characterized by elevated attrition and significant wage inflation, we focused on our client commitments and delivered balanced financial results in the second quarter” said Brian Humphries, Chief Executive Officer. “As we position the company for sustained success, we will continue to invest in our talented employees, our clients and our capabilities.”

	Q2 2022	Q2 2021
Revenue (in billions)	$4.9	$4.6
Y/Y Growth	7.0%	14.6%
Y/Y Growth CC1	9.5%	12.0%
GAAP and Adjusted Operating Margin[1]	15.5%	15.2%
GAAP Diluted EPS	$1.11	$0.97
Adjusted Diluted EPS[1]	$1.14	$0.99

Second Quarter 2022 Performance by Business Segment

Financial Services revenue grew 2.7% year-over-year, or 5.1% in constant currency, driven by growth in U.S. regional banking clients, strength in the United Kingdom and solid performance within insurance. The sale of the Samlink subsidiary, which closed on February 1, 2022, negatively impacted segment revenue growth by approximately 190 basis points.

Health Sciences2 revenue grew 6.3% year-over-year, or 7.6% in constant currency. Growth was driven by digital services among pharmaceutical clients and sustained demand for integrated software solutions among our healthcare clients.

Products and Resources revenue grew 8.1% year-over-year, or 11.6% in constant currency, driven in part by strength among automotive, logistics, retail and consumer goods clients. Segment growth includes the benefit of acquisitions closed in Q2 2021.

Communications, Media and Technology revenue grew 16.1% year-over-year, or 19.5% in constant currency, driven by strength among digital native companies.
1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") and free cash flow are not measures of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures as well as more information about digital revenue at the end of this release.
2 Previously referred to as Healthcare.

Bookings
Q2 bookings declined 3% year-over-year. This resulted in trailing 12-month bookings of $23.2 billion, which represented a book-to-bill of approximately 1.2x.

Return of Capital to Shareholders

The Company repurchased 4.2 million shares for $300 million during the second quarter and 9.2 million shares for $744 million year-to-date under its share repurchase program. As of June 30, 2022, there was $1.4 billion remaining under the share repurchase authorization. On July 26, 2022, the Company declared a quarterly cash dividend of $0.27 per share for shareholders of record on August 19, 2022. This dividend is payable on August 30, 2022.

“During the quarter, we maintained a disciplined approach on pricing, while managing supply constraints and labor cost inflationary pressure. While quarterly bookings performance was below our expectations, our 1.2x book-to-bill supports our revenue growth outlook for 2022,” said Jan Siegmund, Chief Financial Officer. “We now expect to return approximately $1.8 billion to shareholders through share repurchases and dividends for the full year, which reflects the strength of our balance sheet and our near-term acquisition outlook.”

Third Quarter and Full Year 2022 Outlook

The Company provided the following guidance:
•Third quarter revenue is expected to be $4.98-$5.03 billion, or growth of 5.0%-6.0% (7.5%-8.5% in constant currency).
•Full-year 2022 revenue is expected to be $19.7-$19.9 billion, or growth of 6.3%-7.3% (8.5%-9.5% in constant currency).
•Full-year 2022 Adjusted Operating Margin3 is expected to expand 20 basis points to 30 basis points to 15.6% - 15.7%.3
•Full-year 2022 Adjusted Diluted EPS3 is expected to be in the range of $4.51-$4.57.

Conference Call

Cognizant will host a conference call on July 27, 2022, at 5:00 p.m. (Eastern) to discuss the Company’s second quarter 2022 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call.
For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13730594 beginning two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, August 10, 2022. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.
3 A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a reconciliation at the end of this release.

About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, our strategy, competitive position and opportunities in the marketplace, investment in and growth of our business, the effectiveness of our recruiting and talent efforts and related costs, trends in demand for digital solutions and services, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, legal, reputational and financial risks resulting from cyberattacks, the impact of and effectiveness of business continuity plans during the COVID-19 pandemic, risks related to the invasion of Ukraine by Russia, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
About Non-GAAP Financial Measures and Performance Metrics
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Our non-GAAP financial measures, Adjusted Operating Margin and Adjusted Diluted EPS, exclude unusual items. Additionally, Adjusted Diluted EPS excludes net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.

Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Accordingly, we believe that the presentation of our non-GAAP measures, which exclude certain costs, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for subsequent terminations, reductions or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time.
We disclose digital revenue as management believes it provides additional insights into the Company’s business. Measuring digital revenue requires the use of estimates and judgement, there are no independent standards or requirements governing the calculation and our calculation may differ from the calculations underlying similar such metrics disclosed by other companies. In the first quarter of 2022, we modified our definition of digital revenue to reflect our latest assessment of digital skills, growth priorities and pricing initiatives. Under the updated definition, digital revenue as a percentage of total revenue was 46%, 47%, 49% and 49% for the first, second, third and fourth quarter of 2021, respectively, and 48% for full year 2021.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	VP, Corporate Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$4,906	$4,585	$9,732	$8,986
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,119	2,863	6,216	5,627
Selling, general and administrative expenses	883	881	1,745	1,708
Depreciation and amortization expense	144	145	287	286
Income from operations	760	696	1,484	1,365
Other income (expense), net:
Interest income	9	7	15	16
Interest expense	(3)	(2)	(5)	(4)
Foreign currency exchange gains (losses), net	(4)	(7)	(4)	(16)
Other, net	(1)	—	—	(2)
Total other income (expense), net	1	(2)	6	(6)
Income before provision for income taxes	761	694	1,490	1,359
Provision for income taxes	(184)	(184)	(354)	(344)
Income (loss) from equity method investment	—	2	4	2
Net income	$577	$512	$1,140	$1,017
Basic earnings per share	$1.11	$0.97	$2.18	$1.93
Diluted earnings per share	$1.11	$0.97	$2.18	$1.92
Weighted average number of common shares outstanding - Basic	520	527	522	528
Dilutive effect of shares issuable under stock-based compensation plans	1	1	1	1
Weighted average number of common shares outstanding - Diluted	521	528	523	529

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,768	$1,792
Short-term investments	552	927
Trade accounts receivable, net	3,785	3,557
Other current assets	918	1,066
Total current assets	7,023	7,342
Property and equipment, net	1,121	1,171
Operating lease assets, net	907	933
Goodwill	5,517	5,620
Intangible assets, net	1,101	1,218
Deferred income tax assets, net	473	404
Long-term investments	443	463
Other noncurrent assets	673	701
Total assets	$17,258	$17,852
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$357	$361
Deferred revenue	408	403
Short-term debt	38	38
Operating lease liabilities	178	195
Accrued expenses and other current liabilities	2,172	2,532
Total current liabilities	3,153	3,529
Deferred revenue, noncurrent	24	40
Operating lease liabilities, noncurrent	747	783
Deferred income tax liabilities, net	207	218
Long-term debt	608	626
Long-term income taxes payable	283	378
Other noncurrent liabilities	286	287
Total liabilities	5,308	5,861
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 518 and 525 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	5	5
Additional paid-in capital	21	27
Retained earnings	12,193	11,922
Accumulated other comprehensive income (loss)	(269)	37
Total stockholders’ equity	11,950	11,991
Total liabilities and stockholders’ equity	$17,258	$17,852

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,		Guidance
	2022	2021	2022	2021	Full Year 2022
GAAP diluted earnings per share	$1.11	$0.97	$2.18	$1.92
Non-operating foreign currency exchange (gains) losses, pre-tax(a)	0.01	0.01	0.01	0.03	(a)
Tax effect of non-operating foreign currency exchange (gains) losses(b)	0.02	0.01	0.04	0.01	(a)
Adjusted Diluted Earnings Per Share	$1.14	$0.99	$2.23	$1.96	$4.51 - $4.57
Notes:
(a)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.
(b)Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income for the three and six months ended June 30:

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP income tax benefit (expense) related to:
Foreign currency exchange gains and losses	(14)	(6)	(20)	(6)
The effective tax rate related to non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions. As such, the income tax effect of non-operating foreign currency exchange gains and losses shown in the above table may not appear proportionate to the net pre-tax foreign currency exchange gains and losses reported in our unaudited consolidated statements of operations.

Reconciliations of net cash

(in millions)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$1,768	$1,792
Short-term investments	552	927
Less:
Short-term debt	38	38
Long-term debt	608	626
Net cash	$1,674	$2,055

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended June 30, 2022
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services (b)	$1,542	31.4%	2.7%	5.1%
Health Sciences	1,408	28.7%	6.3%	7.6%
Products and Resources	1,140	23.2%	8.1%	11.6%
Communications, Media and Technology	816	16.7%	16.1%	19.5%
Total Revenues	$4,906		7.0%	9.5%
Revenues by Geography:
North America	$3,656	74.5%	8.4%	8.6%
United Kingdom	458	9.3%	13.6%	24.7%
Continental Europe (b)	445	9.1%	(7.7)%	2.5%
Europe - Total (b)	903	18.4%	2.0%	12.6%
Rest of World	347	7.1%	5.8%	11.2%
Total Revenues	$4,906		7.0%	9.5%

	Six Months Ended June 30, 2022
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services (b)	$3,070	31.5%	3.7%	5.5%
Health Sciences	2,800	28.8%	7.2%	8.2%
Products and Resources	2,270	23.3%	10.6%	13.2%
Communications, Media and Technology	1,592	16.4%	17.1%	19.7%
Total Revenues	$9,732		8.3%	10.2%
Revenues by Geography:
North America	$7,225	74.2%	8.6%	8.7%
United Kingdom	911	9.4%	17.9%	25.5%
Continental Europe (b)	904	9.3%	(3.6)%	4.6%
Europe - Total (b)	1,815	18.7%	6.1%	14.0%
Rest of World	692	7.1%	11.6%	16.3%
Total Revenues	$9,732		8.3%	10.2%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.
(b)The sale of the Samlink subsidiary, which was completed on February 1, 2022, negatively impacted revenue growth for the three months ended June 30, 2022 in Financial Services, Continental Europe and Europe-Total by 190 basis points, 600 basis points and 330 basis points, respectively. For the six months ended June 30, 2022, revenue growth was negatively impacted in Financial Services, Continental Europe and Europe-Total by 160 basis points, 510 basis points and 280 basis points, respectively.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$577	$512	$1,140	$1,017
Adjustments for non-cash income and expenses	113	207	409	532
Changes in assets and liabilities	(162)	(178)	(715)	(827)
Net cash provided by operating activities	528	541	834	722
Cash flows from investing activities:
Purchases of property and equipment	(43)	(75)	(163)	(163)
Net (purchases) maturities of investments	(428)	(298)	373	(438)
Proceeds from sales of businesses	—	—	19	—
Payments for business combinations, net of cash acquired	—	(348)	—	(658)
Net cash (used in) provided by investing activities	(471)	(721)	229	(1,259)
Cash flows from financing activities:
Repurchases of common stock	(318)	(320)	(792)	(560)
Repayment of term loan borrowings and finance lease and earnout obligations	(11)	(13)	(26)	(28)
Dividends paid	(141)	(127)	(284)	(255)
Issuance of common stock under stock-based compensation plans	20	32	52	75
Net cash (used in) financing activities	(450)	(428)	(1,050)	(768)
Effect of exchange rate changes on cash and cash equivalents	(31)	3	(37)	(7)
(Decrease) in cash and cash equivalents	(424)	(605)	(24)	(1,312)
Cash and cash equivalents, beginning of period	2,192	1,973	1,792	2,680
Cash and cash equivalents, end of period	$1,768	$1,368	$1,768	$1,368

SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	June 30, 2022	June 30, 2021
Number of shares repurchased	4.2	4.0

Remaining authorized balance as of June 30, 2022	$1,375

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$528	$541	$834	$722
Purchases of property and equipment	(43)	(75)	(163)	(163)
Free cash flow	$485	$466	$671	$559